As filed with the Securities and Exchange Commission on June 2, 2005.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

TAC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	20-2443085
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-123382.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Units, each consisting of one share of Common Stock and two Warrants

(Title of class)

Common Stock, par value $0.0001 per share

(Title of class)

Warrants, exercisable for Common Stock at an exercise price of $5.00 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants of TAC Acquisition Corp. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-123382), filed with the Securities and Exchange Commission on March 17, 2005, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

*3.1	Amended and Restated Certificate of Incorporation.

*3.2	By-laws.

*4.1	Specimen Unit Certificate.

*4.2	Specimen Common Stock Certificate.

*4.3	Specimen Warrant Certificate.

*4.4	Form of Warrant Agreement between The Bank of New York and the Company.

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-123382.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 1, 2005

TAC ACQUISITION CORP.

By:	/s/ Jonathan H. Cohen
Jonathan H. Cohen, Chairman and Chief Executive Officer